Exhibit 1.01

CalAmp Corp.
Conflict Minerals Report
For the Calendar Year Ended December 31, 2015

1. Introduction

This Conflict Minerals Report (“Report”) of CalAmp Corp. (“CalAmp,” the “Company,” “we,” “us,” or “our”) for the year ended December 31, 2015 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). A number of terms used in this Report are defined in the Rule and Form SD, and to the extent that a term is not defined in this Report, the reader should review those sources for such definitions.

Pursuant to the Rule, we undertook due diligence measures on the source and chain of custody of the necessary conflict minerals (defined as “3TG” below) contained in our products that we had reason to believe may have originated in the Democratic Republic of the Congo (“DRC”) or the adjoining countries (collectively with the DRC, the “Covered Countries”), and may not have come from recycled or scrap sources, to determine whether such products were conflict free. We use the term “conflict free” in this Report to refer to suppliers, supply chains, smelters, and refiners whose source of conflict minerals did not, or do not, directly or indirectly finance or benefit armed groups in the Covered Countries. “Conflict minerals” consist of cassiterite, columbite-tantalite, wolframite, their derivatives tin, tantalum and tungsten, and gold (collectively, “3TG”).

CalAmp is a provider of wireless communications solutions for a broad array of applications to customers globally. Our business activities are organized into our Wireless DataCom and Satellite business segments. Our Wireless DataCom segment offers solutions to address the markets for Machine-to-Machine (“M2M”) communications, Mobile Resource Management (“MRM”) applications, and other emerging applications that require anytime and everywhere connectivity. The Company’s M2M and MRM solutions enable customers to optimize their operations by collecting, monitoring, and efficiently reporting business-critical data and desired intelligence from high-value remote and mobile assets. The MRM products include Location Messaging Units (“LMUs”) which are products utilizing cellular and GPS technologies to provide location and performance information from vehicles and other mobile assets back to centralized control centers. The M2M products include GPS devices and/or cellular modules that perform similar tasks to the MRM products, along with routers, gateways and base stations, to enable M2M capabilities. The Company’s satellite products include Low Noise Block (“LNB”) downconverters that are part of the outdoor customer premise equipment and devices for in-house distribution of video programming that are sold to Echostar Corporation, an affiliate of Dish Network, for incorporation into complete subscription satellite television systems. Our portfolio of wireless communications products includes asset tracking devices, targeted telematics platforms, fixed and mobile wireless gateways, and full-featured, multi-mode wireless routers. All of the products listed above contain electronic assemblies that include printed circuit boards, integrated circuits, and solder. The nature of these technologies requires the usage of 3TG materials for primary functionality. Thus, 3TG materials may be considered necessary to the functionality or production of our products as described above.

On March 18, 2016, we acquired LoJack Corporation (“LoJack”), which provides after-market safety, security, and protection products and services for tracking and recovering cars, trucks, and other valuable mobile assets. We have not included the products sold by LoJack in this Report because this acquisition occurred subsequent to the reporting period covered by this Report.

A substantial portion of our products, components and subassemblies are currently procured from foreign suppliers located primarily in Hong Kong, mainland China, Taiwan, other Pacific Rim countries and Europe. We are a downstream company and do not purchase 3TG materials directly from mines, smelters, or refiners and, as such, we must rely on our suppliers to provide information on the origin of the 3TG materials contained in the components and materials that they supply to us, including sources of 3TG materials supplied to them from their upstream suppliers.

We have taken the steps described below to comply with the Rule.

2. Due Diligence

Our due diligence measures have been designed to conform, in all material respects, to the five-step framework in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, 3rd Edition (“OECD Guidance”) and the related supplements for 3TG.

a. OECD Guidance Step 1: Establish company management systems

●	We have adopted and communicated our conflict minerals policy both publicly and to relevant internal and external parties.
●	Our conflict mineral policy is available on our website at www.calamp.com/supply-chain. Our conflict minerals policy is not incorporated herein by reference.
●

Our cross-functional conflict minerals team is composed of representatives from supply chain management, and the legal and finance departments to help ensure that policy statements and control processes are followed.

●	We have an existing grievance mechanism for reporting policy violations via our hotline.
●	We have incorporated conflict minerals compliance provisions in our supplier agreements.

b. OECD Guidance Step 2: Identify and assess risk in supply chains

Because of our size, the complexity of our products, and the depth, breadth, and ongoing evolution of our supply chain, it is difficult to identify suppliers upstream from our direct suppliers. Accordingly, we leverage the Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict Minerals Reporting Template (the “CMRT”) to gather sourcing information on 3TG materials from our suppliers. We reviewed the supplier responses against criteria developed to determine which suppliers required further engagement and follow-up. These criteria included untimely or incomplete responses as well as inconsistencies within the data reported in the CMRT. For the 2015 reporting year, we surveyed our 341 direct suppliers using the CMRT. Of our 341 direct suppliers, we identified 6 suppliers of components and materials that contain 3TG materials.

c. OECD Guidance Step 3: Design and implement a strategy to respond to identified risks

●	We report the results of our due diligence efforts on a periodic basis to senior management of the Company.
●

As part of our risk mitigation process, for those suppliers who either do not have their own conflict minerals policy, provided incomplete or inaccurate information, or did not respond in a timely fashion or at all, we reviewed and considered: (i) whether or not to continue procurement; (ii) identifying alternative sources of supply; and/or (iii) disengagement.

d. OECD Guidance Step 4: Carry out independent third-party audit of supply chain due diligence

●

As discussed above, we do not have direct relationships with smelters or refiners, and we do not perform direct audits of these entities’ supply chains of conflict minerals. However, we rely on the CFSI’s Conflict-Free Smelter Program (“CFSP”) to oversee and coordinate third-party audits of these facilities.

●	We also rely on the publicly-available audit results of the CFSP third-party audits to validate the sourcing practices of processing facilities in our supply chain.

e. OECD Guidance Step 5: Report on supply chain due diligence

We will file a Form SD and Conflict Minerals Report with the SEC on an annual basis, as required. Our Form SD and Conflict Minerals Report are also available on our website at the Investors tab at www.calamp.com.

3. Results of our due diligence

a. We received responses from 57% of our 341 suppliers surveyed. As a downstream company typically several layers removed from 3TG mining operations, smelters or refiners, we must rely on our suppliers to provide information regarding the source and presence of 3TG in our products. This information may be inaccurate or incomplete. Therefore, at this time, based on the due diligence described in this Report, we could not rule out the possibility that the 3TG materials in our products may have originated in the Covered Countries or may have not come from recycled or scrap sources.

b. Based upon responses to our CMRT, the smelters, refiners, and countries of origin identified through our due diligence process are listed in Appendix A.

4. Risk Mitigation

We continue to refine and improve our processes in an effort to:

a. Expand procurement processes for capturing 3TG information at the product level;

b. Enhance data gathering and quality to further mitigate risk that any 3TG contained in our products benefit armed groups in the Covered Countries;

c. Engage with our suppliers and direct them to resources in an attempt to increase the response rate and improve the content of the supplier survey responses;

d. Engage any of our suppliers found to be supplying us with 3TG materials from sources that support conflict in the Covered Countries to establish an alternative source of 3TG materials that does not support such conflict; and

e. Ensure our Conflict Minerals Policy is incorporated into relevant contracts.

Appendix A
List of Smelters, Refiners, and Countries of Origin Identified

MINERAL	SMELTER NAME	SMELTER LOCATION	SMELTER ID***
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	1AUS046
Tantalum	Kemet Blue Powder	UNITED STATES	1AUS046
Tin	PT Timah Nusantara	INDONESIA	1AUS046
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	1BEL062
Tin	PT Sumber Jaya Indah	INDONESIA	1BEL062
Gold	AngloGold Ashanti Mineração Ltda	BRAZIL	1BRA003
Gold	Umicore Brasil Ltda	BRAZIL	1BRA061
Tin	PT Stanindo Inti Perkasa	INDONESIA	1BRA061
Gold	Johnson Matthey Limited	CANADA	1CAN024
Gold	Royal Canadian Mint	CANADA	1CAN050
Tin	FSE Novosibirsk Refinery	RUSSIAN FEDERATION	1CAN050
Gold	Xstrata Canada Corporation	CANADA	1CAN064
Tin	Yunnan Chengfeng	CHINA	1CAN064
Gold	Argor-Heraeus SA	SWITZERLAND	1CHE004
Gold	Cendres & Métaux SA	SWITZERLAND	1CHE011
Gold	Metalor Technologies SA	SWITZERLAND	1CHE035
Gold	PAMP SA	SWITZERLAND	1CHE045
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	1CHE045
Gold	Valcambi SA	SWITZERLAND	1CHE063
Tin	PT Tambang Timah	INDONESIA	1CHE063
Gold	PX Précinox SA	SWITZERLAND	1CHE068
Tin	Mineração Taboca S.A.	BRAZIL	1CHE068
Gold	Codelco	CHILE	1CHL014
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company	CHINA	1CHN020
Limited
Gold	Jiangxi Copper Company Limited	CHINA	1CHN023
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA	1CHN053
Tin	PT HP Metals Indonesia	INDONESIA	1CHN053
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	1CHN054
Tin	PT Artha Cipta Langgeng	INDONESIA	1CHN054
Gold	The Great Wall Gold and Silver Refinery of China	CHINA	1CHN059
Tin	PT Fang Di MulTindo	INDONESIA	1CHN059
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	1CHN065
Tin	PT Babel Inti Perkasa	INDONESIA	1CHN065
Gold	Zijin Mining Group Co. Ltd	CHINA	1CHN066
Gold	Suzhou Xingrui Noble	CHINA	1CHN079
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY	1DEU001
Gold	Aurubis AG	GERMANY	1DEU007

Gold	Heimerle + Meule GmbH	GERMANY	1DEU017
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	1DEU018
Tin	Heraeus Precious Metals GmbH & Co. KG	GERMANY	1DEU018
Gold	SEMPSA Joyeria Plateria SA	SPAIN	1ESP052
Tin	PT Alam Lestari Kencana	INDONESIA	1ESP052
Gold	Heraeus Ltd Hong Kong	HONG KONG	1HKG019
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG	1HKG036
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	1IDN048
Tin	PT Aneka Tambang (Persero) Tbk	INDONESIA	1IDN048
Tantalum	Telex	UNITED STATES	1IDN048
Gold	Chimet SpA	ITALY	1ITA013
Gold	Asahi Pretec Corp	JAPAN	1JPN005
Gold	Dowa	JAPAN	1JPN015
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	1JPN021
Gold	Japan Mint	JAPAN	1JPN022
Gold	JX Nippon Mining & Metals Co., Ltd	JAPAN	1JPN028
Tantalum	F&X	CHINA	1JPN028
Gold	Matsuda Sangyo Co. Ltd	JAPAN	1JPN034
Gold	Mitsubishi Materials Corporation	JAPAN	1JPN039
Tin	Mitsubishi Materials Corporation	JAPAN	1JPN039
Tungsten	Mitsubishi Materials Corporation	JAPAN	1JPN039
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	1JPN040
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	1JPN040
Gold	Sumitomo Metal Mining Co. Ltd.	JAPAN	1JPN057
Tungsten	Sumitomo Metal Mining Co. Ltd.	JAPAN	1JPN057
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	1JPN057
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	1JPN058
Tin	PT Belitung Industri Sejahtera	INDONESIA	1JPN058
Gold	Tokuriki Honten Co. Ltd	JAPAN	1JPN060
Tin	PT Koba Tin	INDONESIA	1JPN060
Gold	Nihon Material Co. LTD	JAPAN	1JPN071
Tantalum	Duoluoshan	CHINA	1JPN071
Gold	Aida Chemical Industries Co. Ltd.	JAPAN	1JPN072
Gold	Asaka Riken Co Ltd	JAPAN	1JPN073
Gold	Kojima Chemicals Co. Ltd	JAPAN	1JPN074
Gold	Yokohama Metal Co Ltd	JAPAN	1JPN077
Gold	Chugai Mining	JAPAN	1JPN078
Gold	Pan Pacific Copper Co. LTD	JAPAN	1JPN080
Gold	Kazzinc Ltd	KAZAKHSTAN	1KAZ029
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	1KGZ030
Gold	Central Bank of the DPR of Korea	KOREA, REPUBLIC OF	1KOR012

Gold	LS-Nikko Copper Inc	KOREA, REPUBLIC OF	1KOR032
Gold	Torecom	KOREA, REPUBLIC OF	1KOR081
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF	1KOR082
Gold	DaeryongENC	KOREA, REPUBLIC OF	1KOR083
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	1KOR084
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF	1KOR085
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF	1KOR086
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF	1KOR087
Gold	Caridad	MEXICO	1MEX010
Gold	Met-Mex Peñoles, S.A.	MEXICO	1MEX038
Gold	Schone Edelmetaal	NETHERLANDS	1NLD051
Tin	OMSA	BOLIVIA	1NLD051
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	1PHL008
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION	1RUS016
Tin	FSE Novosibirsk Refinery	RUSSIAN FEDERATION	1RUS016
Tantalum	Global Advanced Metals	UNITED STATES	1RUS016
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	1RUS026
Gold	JSC Uralectromed	RUSSIAN FEDERATION	1RUS027
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	1RUS041
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant”	RUSSIAN FEDERATION	1RUS044
(OJSC Krastvetmet)
Tantalum	H.C. Starck GmbH	GERMANY	1RUS044
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	1RUS047
Tantalum	RFH	CHINA	1RUS047
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	1RUS055
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	1RUS055
Tin	PT Babel Surya Alam Lestari	INDONESIA	1RUS055
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	1RUS067
Tantalum	H.C. Starck GmbH	GERMANY	1RUS067
Gold	L' azurde Company For Jewelry	SAUDI ARABIA	1SAU031
Gold	Boliden AB	SWEDEN	1SWE009
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	1TUR006
Gold	Istanbul Gold Refinery	TURKEY	1TUR069
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	1TUR070
Gold	Solar Applied Materials Technology Corp.	TAIWAN	1TWN056
Tin	PT Bangka Kudai Tin	INDONESIA	1TWN056
Gold	Johnson Matthey Inc	UNITED STATES	1USA025
Gold	Materion	UNITED STATES	1USA033
Gold	Metalor USA Refining Corporation	UNITED STATES	1USA037
Gold	Ohio Precious Metals	UNITED STATES	1USA043
Gold	Sabin Metal Corp.	UNITED STATES	1USA075
Gold	United Precious Metal Refining Inc.	UNITED STATES	1USA076

Gold	Kennecott Utah Copper LLC	UNITED STATES	1USA088
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	1UZB002
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	1UZB042
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA	1ZAF049
Tin	Minsur	PERU	1ZAF049
Tin	Metallo Chimique	BELGIUM	2BEL017
Gold	The Great Wall Gold and Silver Refinery of China	CHINA	2BEL017
Tin	EM Vinto	BOLIVIA	2BOL010
Gold	SEMPSA Joyeria Plateria SA	SPAIN	2BOL010
Tin	OMSA	BOLIVIA	2BOL022
Tantalum	Mitsui Mining & Smelting	JAPAN	2BOL022
Tin	Mineração Taboca S.A.	BRAZIL	2BRA018
Gold	Umicore Brasil Ltda	BRAZIL	2BRA018
Tin	White Solder Metalurgia	BRAZIL	2BRA054
Tin	Cooper Santa	BRAZIL	2BRA063
Tin	Gejiu Zi-Li	CHINA	2CHN011
Gold	Matsuda Sangyo Co. Ltd	JAPAN	2CHN011
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA	2CHN012
Gold	Materion	UNITED STATES	2CHN012
Tin	Gold Bell Group	CHINA	2CHN013
Gold	Met-Mex Peñoles, S.A.	MEXICO	2CHN013
Tin	Jiangxi Nanshan	CHINA	2CHN014
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	2CHN014
Tin	China Tin Group Co., Ltd.	CHINA	2CHN015
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	2CHN015
Tin	Yunnan Chengfeng	CHINA	2CHN047
Tin	Yunnan Tin Company Limited	CHINA	2CHN048
Gold	Yunnan Tin Company Limited	CHINA	2CHN048
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA	2CHN050
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA	2CHN051
Tungsten	Minmetals Ganzhou Tin Co. Ltd.	CHINA	2CHN051
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA	2CHN052
Tin	Kai Unita Trade Limited Liability Company	CHINA	2CHN053
Tin	Linwu Xianggui Smelter Co	CHINA	2CHN055
Tin	CV Duta Putra Bangka	INDONESIA	2IDN003
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION	2IDN003
Tin	CV JusTindo	INDONESIA	2IDN004
Gold	Heimerle + Meule GmbH	GERMANY	2IDN004
Tin	CV Makmur Jaya	INDONESIA	2IDN005
Gold	Heraeus Ltd Hong Kong	HONG KONG	2IDN005
Tin	CV Nurjanah	INDONESIA	2IDN006

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	2IDN006
Tin	CV Prima Timah Utama	INDONESIA	2IDN007
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	2IDN007
Tin	CV Serumpun Sebalai	INDONESIA	2IDN008
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	2IDN008
Tin	CV United Smelting	INDONESIA	2IDN009
Gold	Istanbul Gold Refinery	TURKEY	2IDN009
Tin	PT Alam Lestari Kencana	INDONESIA	2IDN023
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION	2IDN023
Tin	PT Artha Cipta Langgeng	INDONESIA	2IDN024
Tantalum	Ulba	KAZAKHSTAN	2IDN024
Tin	PT Babel Inti Perkasa	INDONESIA	2IDN025
Tin	PT Babel Surya Alam Lestari	INDONESIA	2IDN026
Tin	PT Bangka Kudai Tin	INDONESIA	2IDN027
Tin	PT Bangka Putra Karya	INDONESIA	2IDN028
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	2IDN029
Tin	PT Belitung Industri Sejahtera	INDONESIA	2IDN030
Tin	PT BilliTin Makmur Lestari	INDONESIA	2IDN031
Tin	PT Bukit Timah	INDONESIA	2IDN032
Tin	PT Eunindo Usaha Mandiri	INDONESIA	2IDN033
Tin	PT Fang Di MulTindo	INDONESIA	2IDN034
Tin	PT HP Metals Indonesia	INDONESIA	2IDN035
Tin	PT Koba Tin	INDONESIA	2IDN036
Tin	PT Mitra Stania Prima	INDONESIA	2IDN037
Tin	PT Refined Banka Tin	INDONESIA	2IDN038
Tin	PT Sariwiguna Binasentosa	INDONESIA	2IDN039
Tin	PT Stanindo Inti Perkasa	INDONESIA	2IDN040
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION	2IDN040
Tin	PT Sumber Jaya Indah	INDONESIA	2IDN041
Tin	PT Timah	INDONESIA	2IDN042
Tin	PT Timah Nusantara	INDONESIA	2IDN043
Tin	PT Tinindo Inter Nusa	INDONESIA	2IDN044
Tin	PT Yinchendo Mining Industry	INDONESIA	2IDN045
Tin	PT Tambang Timah	INDONESIA	2IDN049
Tin	CV Gita Pesona	INDONESIA	2IDN056
Tin	PT Tommy Utama	INDONESIA	2IDN057
Tin	PT Bangka Tin Industry	INDONESIA	2IDN058
Tin	PT DS JAYA ABADI	THAILAND	2IDN059
Tin	PT Panca Mega	INDONESIA	2IDN060
Tin	PT Seirama Tin investment	INDONESIA	2IDN061
Tin	Cooper Santa	BRAZIL	2IDN063

Tin	CV United Smelting	INDONESIA	2IND009
Tin	PT Refined Banka Tin	INDONESIA	2IND038
Tin	PT Timah	INDONESIA	2IND042
Tin	Mitsubishi Materials Corporation	JAPAN	2JPN020
Tin	Malaysia Smelting Corp	MALAYSIA	2MYS016
Gold	Solar Applied Materials Technology Corp.	TAIWAN	2MYS016
Tin	Minsur	PERU	2PER019
Gold	Kazzinc Ltd	KAZAKHSTAN	2PER019
Tin	Fenix Metals	POLAND	2POL064
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION	2RUS021
Tin	Thaisarco	THAILAND	2THA046
Tin	Cookson	UNITED STATES	2USA001
Gold	Dowa	JAPAN	2USA001
Tantalum	Plansee	AUSTRIA	3AUT011
Tungsten	Plansee	AUSTRIA	3AUT011
Tantalum	Duoluoshan	CHINA	3CHN001
Tantalum	Duoluoshan	CHINA	3CHN001
Gold	Johnson Matthey Limited	CANADA	3CHN001
Tantalum	F&X	CHINA	3CHN003
Gold	JSC Uralectromed	RUSSIAN FEDERATION	3CHN003
Tantalum	JiuJiang Tambre Co. Ltd.	CHINA	3CHN007
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	3CHN009
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	3CHN009
Tantalum	Zhuzhou Cement Carbide	CHINA	3CHN015
Tungsten	Zhuzhou Cement Carbide	CHINA	3CHN015
Tantalum	RFH	CHINA	3CHN017
Tin	Mitsubishi Materials Corporation	JAPAN	3CHN017
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	3CHN019
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	CHINA	3CHN020
Tantalum	King-Tan Tantalum Industry Ltd	CHINA	3CHN026
Tantalum	H.C. Starck GmbH	GERMANY	3DEU006
Tungsten	H.C. Starck GmbH	GERMANY	3DEU006
Gold	Mitsubishi Materials Corporation	JAPAN	3DEU006
Tantalum	Mitsui Mining & Smelting	JAPAN	3JPN008
Gold	Xstrata Canada Corporation	CANADA	3JPN008
Tantalum	Taki Chemicals	JAPAN	3JPN023
Tantalum	Ulba	KAZAKHSTAN	3KAZ014
Tin	PT Sariwiguna Binasentosa	INDONESIA	3KAZ014
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION	3RUS012
Tin	PT Bangka Putra Karya	INDONESIA	3RUS012
Tantalum	Exotech Inc.	UNITED STATES	3USA002

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	3USA002
Tantalum	Gannon & Scott	UNITED STATES	3USA004
Tantalum	Global Advanced Metals	UNITED STATES	3USA005
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG	3USA005
Tantalum	Kemet Blue Powder	UNITED STATES	3USA010
Tantalum	Hi-Temp	UNITED STATES	3USA016
Tantalum	Telex	UNITED STATES	3USA018
Tin	PT Bukit Timah	INDONESIA	3USA018
Tantalum	Tantalite Resources	SOUTH AFRICA	3ZAF024
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	4AUT012
Tin	PT Tinindo Inter Nusa	INDONESIA	4AUT012
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA	4CHN002
Tungsten	China Minmetals Nonferrous Metals Co Ltd	CHINA	4CHN003
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA	4CHN004
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA	4CHN009
Tungsten	Jiangxi Tungsten Industry Group Co Ltd	CHINA	4CHN010
Tungsten	Xiamen Tungsten Co Ltd	CHINA	4CHN014
Tin	Thaisarco	THAILAND	4CHN014
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA	4CHN015
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA	4CHN016
Tungsten	Hunan Chenzhou Mining Group Co	CHINA	4CHN018
Tungsten	ALMT	CHINA	4CHN020
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	4CHN021
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	4CHN022
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA	4CHN023
Tungsten	Xiamen Tungsten(H.C) Co.,Ltd.	CHINA	4CHN028
Tungsten	HC Starck GmbH	GERMANY	4DEU008
Tungsten	Japan New Metals Co Ltd	JAPAN	4JPN017
Tungsten	A.L.M.T. Corp.	JAPAN	4JPN020
Tungsten	Jada Electronic limited (JX Nippon Mining&Matel Co., Ltd)	JAPAN	4JPN07
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION	4RUS013
Tin	PT Yinchendo Mining Industry	INDONESIA	4RUS013
Tungsten	ATI Tungsten Materials	UNITED STATES	4USA001
Tungsten	Global Tungsten & Powders Corp	UNITED STATES	4USA007
Gold	Metalor USA Refining Corporation	UNITED STATES	4USA007
Tungsten	Kennametal Inc.	UNITED STATES	4USA026
Tungsten	Tejing (Vietnam) Tungsten Co Ltd	VIETNAM	4VNM019
Gold	Aida Chemical Industries Co. Ltd.	JAPAN	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL	CID000058
Gold	Argor-Heraeus SA	SWITZERLAND	CID000077

Gold	Asahi Pretec Corporation	JAPAN	CID000082
Gold	Asaka Riken Co Ltd	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery – Glencore Canada Corporation	CANADA	CID000185
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Gold	Chimet S.p.A.	ITALY	CID000233
Tin	China Rare Metal Materials Company	CHINA	CID000244
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Gold	Chugai Mining	JAPAN	CID000264
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA	CID000278
Tin	Alpha	UNITED STATES	CID000292
Tin	Cooper Santa	BRAZIL	CID000295
Tin	CV JusTindo	INDONESIA	CID000307
Tin	CV Nurjanah	INDONESIA	CID000309
Tin	CV Serumpun Sebalai	INDONESIA	CID000313
Tin	CV United Smelting	INDONESIA	CID000315
Gold	Dowa	JAPAN	CID000401
Tantalum	Duoluoshan	CHINA	CID000410
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Tin	EM Vinto	BOLIVIA	CID000438
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA	CID000538
Tin	Gejiu Zi-Li	CHINA	CID000555
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Ltd. Hong Kong	HONG KONG	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Tantalum	Hi-Temp	UNITED STATES	CID000731
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA	CID000760
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Tin	Jiangxi Nanshan	CHINA	CID000864

Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Gold	Johnson Matthey Inc	UNITED STATES	CID000920
Gold	Johnson Matthey Ltd	CANADA	CID000924
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Tin	Kai Unita Trade Limited Liability Company	CHINA	CID000942
Tungsten	Kennametal Fallon	UNITED STATES	CID000966
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969
Gold	Kojima Chemicals Co., Ltd	JAPAN	CID000981
Tin	Linwu Xianggui Smelter Co	CHINA	CID001063
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Gold	Materion	UNITED STATES	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Tin	Metallo Chimique	BELGIUM	CID001143
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG	CID001149
Gold	Metalor Technologies SA	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157
Tin	Mineração Taboca S.A.	BRAZIL	CID001173
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA	CID001179
Tin	Minsur	PERU	CID001182
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220
Gold	Nihon Material Co. LTD	JAPAN	CID001259
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Gold	Ohio Precious Metals, LLC	UNITED STATES	CID001322
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN	CID001325
Tin	OMSA	BOLIVIA	CID001337
Gold	PAMP SA	SWITZERLAND	CID001352
Tin	PT Alam Lestari Kencana	INDONESIA	CID001393
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin	PT Bangka Kudai Tin	INDONESIA	CID001409
Tin	PT Bangka Putra Karya	INDONESIA	CID001412

Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Fang Di MulTindo	INDONESIA	CID001442
Tin	PT HP Metals Indonesia	INDONESIA	CID001445
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Koba Tin	INDONESIA	CID001449
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT REFINED BANGKA TIN	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Tambang Timah	INDONESIA	CID001477
Tin	PT Timah (Persero), Tbk	INDONESIA	CID001482
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Yinchendo Mining Industry	INDONESIA	CID001494
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA	CID001512
Gold	Royal Canadian Mint	CANADA	CID001534
Tin	Rui Da Hung	TAIWAN	CID001539
Gold	SEMPSA Joyería Platería SA	SPAIN	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	CID001622
Tin	Soft Metais, Ltda.	BRAZIL	CID001758
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Tantalum	Taki Chemicals	JAPAN	CID001869
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Tantalum	Telex	UNITED STATES	CID001891
Tin	Thaisarco	THAILAND	CID001898
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd	JAPAN	CID001938
Tantalum	Ulba	KAZAKHSTAN	CID001969
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993
Gold	Valcambi SA	SWITZERLAND	CID002003
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030

Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION	CID002047
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company, Ltd.	CHINA	CID002180
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	Zhuzhou Cement Carbide	CHINA	CID002232
Gold	Zijin Mining Group Co. Ltd	CHINA	CID002243
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tin	Magnu's Minerais Metais e Ligas LTDA	BRAZIL	CID002468
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002550
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568

*** Source of Smelter Identification Number is CFSI (defined in Section 2.b above).